UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 (Exact name of registrant as specified in its charter)

Colorado	001-34793	84-1536518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 30 Dajingyu Street, Xiaojingyu Xiang, Wanbailin District, Taiyuan City, Shanxi Province, China P.C.		030024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (727) 641-1357

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

On May 30, 2013, Anderson Bradshaw PLLC (“Anderson Bradshaw”) resigned as Longwei Petroleum Investment Holding Limited’s (the “Company”) independent registered public accounting firm.

During the fiscal years ended June 30, 2012 and 2011, Anderson Bradshaw’s reports on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2012 and 2011 and the subsequent interim period through May 30, (i) there were no disagreements between the Company and Anderson Bradshaw on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Anderson Bradshaw would have caused Anderson Bradshaw to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements; and  (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K except that Anderson Bradshaw stated that its resignation was a result of a limitation on the scope of its work imposed on it by the Company.

On June 4, 2013, the Company provided Anderson Bradshaw with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Anderson Bradshaw furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of the letter, dated June 4, 2013, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
16.1	Letter from Anderson Bradshaw PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 4, 2013	LONGWEI PETROLEUM INVESTMENT HOLDING LTD.

/s/ Michael Toups
Michael Toups
Chief Financial Officer

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